UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

October 3, 2018

Adtalem Global Education Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	36-3150143
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
500 WEST MONROE STREET	60661
CHICAGO, ILLINOIS	(Zip Code)
(Address of principal executive offices)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ⃞

  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2018, Adtalem Global Education Inc. (“Adtalem”) announced the appointment, effective October 3, 2018, of Donna J. Hrinak to the Adtalem board of directors (the “Board”).

Concurrent with her Board appointment, Ms. Hrinak was appointed to the Board’s Academic Quality and Audit and Finance Committees. Ms. Hrinak will participate in the cash and equity compensation programs provided to and upon the same terms as other non-employee directors. These cash and equity compensation programs are more fully described under “2018 Director Compensation” in Adtalem’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 4, 2018, which is incorporated in this Item 5.02 by reference. Effective as of May 8, 2018, the annual cash retainer paid to non-employee directors was increased to $85,000.

A copy of the press release issued by Adtalem on October 4, 2018 announcing the foregoing director appointment is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release of Adtalem Global Education Inc., dated October 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.
(Registrant)

Date: October 4, 2018	By:	/s/ Stephen W. Beard
Stephen W. Beard
Senior Vice President, General Counsel